Exhibit 10.2

Execution Version

SECURITY AGREEMENT

This SECURITY AGREEMENT is executed and delivered as of April 29, 2026 (as amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”), by and among the pledgors identified on the signature pages hereto (each individually, a “Pledgor” and collectively, the “Pledgors”) in favor of MIZUHO CAPITAL MARKETS, LLC, as Lender (as defined in the Loan Agreement referenced below) (in such capacity, together with its successors and assigns in such capacity, the “Secured Party”).

Reference is made to (a) that certain Loan Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among NEXPOINT REAL ESTATE FINANCE, INC., a Maryland corporation, as borrower (in such capacity, the “Borrower”), and Secured Party, as Lender and (b) that certain total return swap transaction (the “TRS”) evidenced by the Confirmation, dated as of the date hereof (the “TRS Confirmation”), and subject to the 2002 ISDA Master Agreement, together with the Schedule and Credit Support Annex thereto, dated as of April 29, 2026, by and between the Borrower and the Lender. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

1.    Acknowledgement. Each Pledgor hereby acknowledges and confirms that (a) it is receiving a direct or indirect benefit from the Loan under the Loan Agreement and the TRS under the TRS Confirmation and that the grant of the security interest in the Collateral hereunder and the execution of this Security Agreement is a condition to the making of the Loan and the entry into the TRS and (b) the pledge of the security interest set forth in this Security Agreement shall ultimately secure the payment and the performance of the Obligations under the Loan Agreement and the payment of all amounts due under the TRS (collectively, the “Secured Obligations”).

2.    Grant of Security Interest. In order to secure the prompt payment and performance in full when due of the Secured Obligations, each Pledgor hereby grants to the Secured Party, and pledges and creates a security interest in, all of its rights, titles and interests in the following, whether now existing or hereafter acquired or arising and wherever located, for the benefit of the Secured Party (the “Collateral”):

(a)    all of such Pledgor’s rights, titles, interests and privileges in and to the equity interests in the Eligible Investments described on Schedule 1 and Schedule 2 attached hereto (the “Pledged Equity Interests”), whether or not evidenced or represented by any certificate, certificated security or other instrument, including without limitation, (i) all of such Pledgor’s right, title, and interest in any and all distributions, issues, profits, and shares (including rights in the nature of warrants, purchase options, or options to acquire any property or further interest therein) payable or distributable by any Eligible Investment, whether in cash or otherwise, whether for capital or income or surplus or otherwise, including distributions upon liquidation, dissolution, recapitalization, reclassification, split-up, or other change or transaction affecting such Person, or as a sale, refinancing, or other capital transaction affecting any assets or property of such Eligible Investment; (ii) all of such Pledgor’s right, title, and interest as an investor with respect to each Eligible Investment and the applicable documents and other agreements governing such Eligible Investment (such documents, collectively, the “Eligible Investment Documents”); (iii) all of such Pledgor’s right to vote upon, approve, or consent to (or withhold consent or approval to) any matter pursuant to the applicable Eligible Investment Documents; and (iv) any additional amounts of the Pledged Equity Interests from time to time acquired by such Pledgor; for the avoidance of doubt, the Pledged Equity Interests shall also include all of such Pledgor’s right, title and interest in and to the direct equity interests in any All Assets Pledgor owned by such Pledgor and described on Schedule 2 attached hereto, together with all distributions, voting rights and other rights appurtenant thereto;

(b)    all of such Pledgor’s rights, titles, and interests in and to the debt instruments relating to the Eligible Investments described on Schedule 1 attached hereto (the “Pledged Debt Interests”), whether or not evidenced by any note, certificate, or other instrument, including: (i) all promissory notes, mezzanine loans, bridge loans, senior loans, subordinated loans, and other evidences of indebtedness; (ii) all term loan facilities, revolving credit facilities, and other credit facilities; (iii) all of such Pledgor’s right, title, and interest to receive principal, interest, fees, and other amounts payable in respect of the foregoing; (iv) all of such Pledgor’s right, title, and interest in all guaranties, collateral, and other credit support relating to the foregoing; (v) all other agreements and documents evidencing or governing the foregoing; and (vi) any additional amounts of the Pledged Debt Interests from time to time acquired by such Pledgor;

(c)    in the case of each Pledgor identified on Schedule 2 hereto (collectively, the “All Assets Pledgors”), all assets and personal property of every kind and nature, whether now owned or existing or hereafter acquired or arising and wherever located; and

(d)    all redemption proceeds, sale proceeds and other proceeds and products of any and all of the foregoing, and all instruments, documents, certificates, and other writings evidencing any of the foregoing.

3.    No Assumption or Modification. The security interest is given to secure the prompt, unconditional and complete payment and performance of the Secured Obligations when due, and is given as security only. Secured Party does not assume and shall not be liable for any liabilities, duties, or obligations of any Pledgor under or in connection with the Collateral. Secured Party’s acceptance of this Security Agreement, or its taking any action in carrying out this Security Agreement, does not constitute Secured Party’s approval of the Collateral or Secured Party’s assumption of any obligation under or in connection with the Collateral. This Security Agreement does not affect or modify any Pledgor’s obligations with respect to the Collateral.

4.    Representations and Warranties. Each Pledgor hereby represents and warrants to the Secured Party as follows:

(a)    with respect to the Eligible Investments of such Pledgor and the direct equity interests in any All Assets Pledgor owned by such Pledgor and described on Schedule 2, such Eligible Investments and such direct equity interests are duly authorized, validly issued and, to the extent that such concepts are applicable based on the type of entity, fully paid and non-assessable, and transfer thereof is not subject to any restrictions other than restrictions imposed under the applicable documents governing the same that have been waived;

(b)    such Pledgor owns the Collateral free and clear of all Liens except for Permitted Liens;

(c)    such Pledgor has the right to pledge, sell, assign and transfer the Collateral and has not heretofore transferred, assigned, pledged, hypothecated or granted any security interest in all or any portion of the Collateral;

(d)    the Borrower is duly formed and validly existing under the laws of the State of Maryland, each other Pledgor is duly formed and validly existing under the laws of the State of Delaware;

(e)    such Pledgor has reviewed the filings which the Secured Party intends to file with respect to the Collateral and that such filings are accurate with respect to any information pertaining to such Pledgor;

(f)    such Pledgor has the authority to execute and deliver this Security Agreement and this Security Agreement constitutes the legal, valid and binding obligations of such Pledgor enforceable in accordance with the terms hereof, subject to Debtor Relief Laws and general principles of equity; and

(g)    The information set forth on Schedule 1 and Schedule 2 hereto with respect to each Eligible Investment of such Pledgor and the direct equity interests in any All Assets Pledgor owned by such Pledgor is true and accurate in all material respects as of the date hereof.

5.    Covenants. Each Pledgor shall:

(a)    Promptly notify Secured Party of any claim, action or proceeding materially affecting the security interest granted hereunder and the pledge and assignment made under Section 2 or title to any of the Collateral and, at the request of Secured Party, appear in and defend, at such Pledgor’s reasonable expense, any such action or proceeding.

(b)    Except as may be permitted under the Loan Agreement, not sell, assign or otherwise dispose of any Collateral.

(c)    Not create, incur or suffer to exist any other Lien (other than any Permitted Lien) upon any of the Collateral.

(d)    At such Pledgor’s expense and Secured Party’s reasonable request, file or cause to be filed such applications and take such other actions to obtain the consent or approval of any Governmental Authority to Secured Party’s rights hereunder, including, without limitation, the right to sell all the Collateral upon an Event of Default without additional consent or approval from such Governmental Authority (and, because each Pledgor agrees that Secured Party’s remedies at law for failure of such Pledgor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, each Pledgor agrees that its covenants in this provision may be specifically enforced).

(e)    From time to time promptly execute and deliver to Secured Party all such other stock powers, assignments, certificates, supplemental documents, and financing statements (if appropriate), and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue and preserve the priority of the security interest created hereby.

(f)    Not (i) take, or allow the issuer of any Eligible Investment or any All Assets Pledgor whose direct equity interests are included in the Pledged Equity Interests to take, any action to cause any such Eligible Investment or direct equity interest to become a security governed by Article 8 of the UCC (ii) credit any Eligible Investment or the direct equity interests in any All Assets Pledgor to a securities account or (iii) deliver any Eligible Investment or the direct equity interests in any All Assets Pledgor to any party (other than the Lender), agree to comply with instructions of any party (other than the Lender) with respect to any Eligible Investment or the direct equity interests in any All Assets Pledgor, or otherwise establish control of any Eligible Investment or the direct equity interests in any All Assets Pledgor in favor of any party other than the Lender.

(g)    Provide to the Secured Party promptly, and in any event within five (5) Business Days after acquisition of any additional Pledged Equity Interest or Pledged Debt Interest, an updated copy of Schedule 1.

6.    Remedies.

(a)    During the existence of an Event of Default, the Secured Party shall have all rights, remedies and recourse existing at common law or equity (including those granted by the UCC).

(b)    Without limiting the generality of Section 6(a), if an Event of Default shall occur and be continuing and unless and until the Termination Date (as defined below) has occurred, the Secured Party, subject to the limitations set forth in the Loan Documents, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances transfer all or any part of the Collateral into the Secured Party’s name or the name of its nominee or nominees, and forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may reasonably deem advisable and at such prices as it may reasonably deem best, for cash or on credit or for future delivery without assumption of any credit risk and may take such other actions as may be available under applicable Law. Every aspect of any disposition of Collateral, including the method, manner, time, place and terms, shall be commercially reasonable. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by applicable Law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived or released. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party arising out of the exercise by the Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of applicable Law, including, without limitation, Section 9-615 of the UCC, need the Secured Party account for the surplus, if any, to the applicable Pledgor.

(c)    To the extent permitted by applicable Law, each Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by the Secured Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by applicable Law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(d)    Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by the Secured Party upon the occurrence and during the continuation of an Event of Default and until the Termination Date has occurred: (i) no Pledgor shall be subrogated thereby to any rights of the Secured Party against the Collateral or any other security for the Secured Obligations, or such Pledgor, or any property of such Pledgor; (ii) no Pledgor shall be deemed to be the owner of any interest in the Secured Obligations; and (iii) no Pledgor shall exercise any rights or remedies with respect to the Collateral or any other security for the Secured Obligations or any of them except to the extent expressly set forth in the Loan Agreement, the TRS or herein, or unless otherwise requested in writing to do so by the Secured Party.

(e)    Subject in all cases to the Loan Agreement, the TRS and applicable Law, the remedies given to the Secured Party hereunder (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against any Pledgor and any other party obligated under the Secured Obligations, or against the Collateral, or any of such Collateral, or any other security for the Secured Obligations, or any of them, at the sole discretion of the Secured Party; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by each Pledgor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; (iv) are intended to be and shall be, non-exclusive; and (v) are in addition to any and all other rights which the Secured Party may have against any Pledgor or any other Person, at law or in equity, including exoneration and subrogation, or by virtue of any other agreement.

7.    Power of Attorney. Each Pledgor hereby irrevocably constitutes and appoints the Secured Party with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, from time to time in the Secured Party’s reasonable discretion after the occurrence and during the continuance of an Event of Default, for the purpose of carrying out the terms of this Security Agreement and in accordance with the terms of this Security Agreement, the TRS and the Loan Agreement, to, subject to all applicable Laws, take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Secured Party the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do the following:

(a)    in the name of such Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Secured Party (as ultimate assignee) for the purpose of collecting any and all such monies due with respect to any Collateral whenever payable;

(b)    to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(c)    to execute, in connection with any sale provided for in Section 6 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(d)    to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct;

(e)    to initiate one or more redemption requests in order to liquidate the Collateral and pay the Secured Obligations or any part thereof then due and owing;

(f)    to ask or demand for, collect, receive payment of and receipt for, any and all monies, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(g)    to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral due to such Pledgor or any portion thereof and to enforce any other right in respect of any Collateral;

(h)    to defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral;

(i)    to settle, compromise or adjust any such claim, suit, action or proceeding and, in connection therewith to give such discharges or releases as the Secured Party may deem appropriate;

(j)    to make allowances or adjustments related to the Collateral, and

(k)    generally, to sell, transfer, pledge, and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party’s option and such Pledgor’s reasonable expense, at any time, or from time to time, all acts and things which the Secured Party reasonably deems necessary to protect, perfect, preserve or realize upon the Collateral and the Secured Party’s Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as such Pledgor might do.

Notwithstanding anything in this Section 7 to the contrary, the Secured Party agrees that it will exercise any rights under the power of attorney provided for in this Section 7 only after an Event of Default has occurred and is continuing. Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable unless and until the Termination Date has occurred.

8.    Liability. Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by the Secured Party, the Secured Party shall not be liable for any acts or omissions relating to the collection, possession, or any transaction concerning, all or part of the Collateral or sums due or paid thereon or any remedies related to the enforcement thereof nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Collateral, nor shall the Secured Party be responsible in any way for any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of any Pledgor in the Collateral, except as a result of its own gross negligence or willful misconduct.

9.    Further Assurances. Each Pledgor agrees to make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and shall take any and all such other action, as Secured Party, from time to time, deems reasonably necessary or desirable in connection with any Loan Document, the obligations of Loan Parties hereunder or thereunder for better assuring and confirming unto Secured Party all or any part of the Liens securing for any of such obligations.

10.    Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Loan Agreement.

11.    Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Loan Agreement and the TRS. This Security Agreement may not be assigned by any Pledgor.

12.    Multiple Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Security Agreement.

13.    Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Security Agreement, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

14.    Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against any Pledgor with respect to this Security Agreement or any judgment entered by any court in respect thereof, shall be brought exclusively in the courts of the State of New York located in the City of New York, or of the United States of America sitting in the Southern District of New York and each Pledgor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Pledgor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by the Secured Party by registered or certified mail, postage prepaid, to such Pledgor’s address set forth on Schedule 8.02 of the Loan Agreement. The parties hereto (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS SECURITY AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

15.    Waiver; Etc.

(a)    No delay or omission on the part of the Secured Party in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(b)    The Secured Party’s rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of any Loan Document or any related document or instrument in accordance with the terms thereof; (ii) any adjustment, indulgence, delay, omission, forbearance or compromise that might be granted or given by the Secured Party to any primary or secondary obligor or in connection with any security for the Secured Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing.

16.    Authorization to File Financing Statements. Each Pledgor hereby authorizes the Secured Party to file UCC financing statements with the appropriate Secretary of State in order to perfect the Secured Party’s first priority security interest in the Collateral, which, in the case of any All Assets Pledgor, may indicate that such financing statements cover all assets or all personal property, whether now owned or hereafter acquired, of such All Assets Pledgor (or words of similar effect), regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. Each Pledgor hereby authorizes the Secured Party to file all continuation statements, amendments or new UCC financing statements necessary to maintain the continuing perfection by filing of the Secured Party’s first priority security interest in the Collateral.

17.    Term of Agreement. On the date of the full, final, and complete satisfaction of the Secured Obligations (other than indemnity and other obligations which by their terms survive termination of the Loan Agreement or the TRS), this Security Agreement shall terminate and be of no further force or effect (such date, the “Termination Date”). Thereafter, upon request, the Secured Party shall promptly provide each Pledgor, at its sole expense, a written confirmation and acknowledgment of such termination and release of such Pledgor’s obligations hereunder and a written release of the Collateral and, so long as such Pledgor has written confirmation from the Secured Party that this Security Agreement has been terminated as provided above, such Pledgor (or its agents or designees) shall be authorized to prepare and file UCC termination statements terminating all UCC financing statements filed of record in connection with this Security Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page(s) Follow(s).]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.

PLEDGORS:

NEXPOINT REAL ESTATE FINANCE, INC.

NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P.

NREF BRIAR FOREST, LLC

NREF MEDLEY, LLC

NREF MERCADO, LLC

NREF OP II, L.P.

NREF OP II SUBHOLDCO, LLC

NREF OP IV, L.P.

NREF OP IV REIT SUB, LLC

NREF OP IV SUBHOLDCO, LLC

NREF OP IV TRS, LLC

NREF SK, LLC

By:	/s/ Paul Richards
Name: Paul Richards Title: Authorized Representative

[Signature Page to Security Agreement]

THIS SECURITY AGREEMENT ACCEPTED AND AGREED BY: MIZUHO CAPITAL MARKETS, LLC, as Secured Party

By:	/s/ Mirza Kafedzic
Name: Mirza Kafedzic Title: Managing Director

[Signature Page to Security Agreement]

SCHEDULE 1

ELIGIBLE INVESTMENTS

[Intentionally Omitted.]

SCHEDULE 2

ALL ASSETS PLEDGORS

	All Assets Pledgor	Pledged Equity Interest Owned By:
1.	NREF BRIAR FOREST, LLC	NREF OP IV REIT Sub, LLC
2.	NREF MEDLEY, LLC	NREF OP IV REIT Sub, LLC
3.	NREF MERCADO, LLC	NREF OP IV, L.P.
4.	NREF OP IV TRS, LLC	NREF OP IV, L.P.
5.	NREF SK, LLC	NREF OP IV REIT Sub, LLC